EXHIBIT 99.1

BJ’s Restaurants, Inc. Announces $70 Million Investment from Act III Holdings and T. Rowe Price

HUNTINGTON BEACH, Calif., May 01, 2020 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today announced that it entered into definitive agreements to sell $70 million of common stock to Act III Holdings, LLC. and funds and accounts advised by T. Rowe Price Associates, Inc. (collectively, the “investors”).

“On behalf of our team members, shareholders, Board of Directors and all BJ’s stakeholders, we are delighted to announce this new investment by Ron Shaich and Act III, and by funds and accounts advised by T. Rowe Price Associates,” commented Greg Trojan, Chief Executive Officer. “The capital raise announced today, together with other recent actions we have taken, will enhance BJ’s liquidity and strengthen our ability to welcome back our team members and re-open dine-in service at our restaurants in accordance with the social distancing and safety protocols mandated by state and local governments to ensure the health and safety of our guests and team members. BJ’s maintains a strong concept and brand, with a long-term focus on sales driving and productivity initiatives, future growth prospects, and the daily commitment of our valued team members. We believe this investment will prove invaluable as we re-open our dining rooms and continue to deliver the delicious food, dining experiences and guest service and hospitality that consumers have come to love and expect from BJ’s.”

Ron Shaich, Managing Partner of Act III Holdings, LLC said, “I have long admired BJ’s differentiated position within casual dining and the quality of its execution. The result is a company that is generating some of the highest average unit sales and guest traffic metrics in the industry. This is a testament to the strength and tenure of BJ’s management team, from the Restaurant Support Center down to the restaurants themselves. BJ’s ability to stay ahead of changing consumer trends, while remaining true to its brand heritage, provides a platform to ignite future growth, and the opportunity to more than double its current restaurant footprint. In sum, we have made this investment to help ensure BJ’s has the resources and capabilities to thrive well into the future.”

BofA Securities served as exclusive financial advisor and Elkins Kalt Weintraub Reuben Gartside LLP served as legal advisor to BJ’s Restaurants, Inc. in this transaction. Sullivan & Cromwell LLP served as legal advisors to Act III Holdings, LLC.

About BJ’s Restaurants, Inc.
BJ’s Restaurants, Inc. (“BJ’s”) is a national brand with brewhouse roots and a menu where craft matters. BJ’s broad menu with over 140 offerings has something for everyone: slow-roasted entrees, like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. BJ’s has been a pioneer in the craft brewing world since 1996, and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in five states and by independent third-party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates 209 casual dining restaurants in 29 states: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia and Washington. All restaurants offer dine-in, take-out, delivery and large party catering. Due to the COVID-19 crisis, dine-in service is currently not available in a majority of our restaurants, menu offerings and hours are limited, and four restaurants have temporarily been closed. For more BJ’s information, visit http://www.bjsrestaurants.com.

About Act III Holdings, LLC
Act III Holdings is a Boston-based, evergreen investment vehicle formed by Ron Shaich, founder and former chairman and chief executive officer of Panera Bread. Act III invests in restaurant and consumer-facing enterprises that enjoy differentiated positions, benefit from consumer tailwinds, and have the potential to dominate their particular niche. Portfolio investments benefit from the industry specific insights and capabilities of Act III and its partners. Existing Act III investments include Cava/Zoes Kitchen, Tatte, Life Alive Café, Clover Food Lab and Level 99. For more Act III information, visit www.act3h.com.

About T. Rowe Price
Founded in 1937, Baltimore-based T. Rowe Price is a global investment management organization that provides a broad array of mutual funds, subadvisory services, and separate account management for individual and institutional investors, retirement plans, and financial intermediaries.  T. Rowe Price's strategic investing approach is disciplined and risk-aware, focusing on diversification, style consistency, and fundamental research.  For more T. Rowe Price information, visit http://www.troweprice.com.

Forward-Looking Statements Disclaimer
Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of the COVID-19 pandemic on our restaurant sales and operations, our supply chain and the ability of our suppliers to continue to timely deliver food and other supplies necessary for the operation of our restaurants, the ability to manage costs and reduce expenditures and the availability of additional financing, (ii) our ability to manage new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (vi) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vii) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (viii) factors that impact California, Texas and Florida, where a substantial number of  our restaurants are located, (ix) restaurant and brewery industry competition, (x) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (xi) consumer spending trends in general for casual dining occasions, (xii) potential uninsured losses and liabilities due to limitations on insurance coverage, (xiii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xiv) trademark and service-mark risks, (xv) government regulations and licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives, (xxii) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxiii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.